INDEMNITY AGREEMENT


         AGREEMENT dated April 24, 1998 among WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("WinStar"), WINSTAR LHC1 LLC, a New York limited liability company of which WinStar is the sole member ("WinLLC1"), WINSTAR LHC2 LLC, a New York limited liability company of which WinStar is the sole member ("WinLLC2" and, together with WinLLC1, the "LLCs"), LANDOVER HOLDINGS CORPORATION, a Delaware corporation ("LHC"), and LAURENCE S. ZIMMERMAN, residing at 210 El Vedado Road, Palm Beach, Florida 33480 ("Zimmerman" and, together with LHC, the "LHC Parties").

                                    RECITALS:

         A.  The  parties  hereto,  concurrently  with  the  execution  of  this
Agreement, have entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") relating to the acquisition by the LLCs of the Historic Business and Historic Business Assets of LHC.

         B. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Reorganization Agreement.

         IT IS AGREED:

     (a) The LHC Parties, jointly and severally, shall indemnify and hold harmless the WinStar Parties from and against, and shall reimburse the WinStar Parties for, any Damages (as hereinafter defined) which may be sustained, suffered or incurred by any of the WinStar Parties, whether as a result of third-party claims or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of representations, warranties or covenants of the LHC Parties contained in the Reorganization Agreement, (ii) any liabilities or obligations of LHC, whether arising before, on or after the Closing Date, other than the Assumed Liabilities and (iii) the ownership of the Shares and Other Assets on or before the Closing Date. This indemnity shall survive the Closing for a period of one year after the Closing Date except that with respect to claims arising as a result of a breach or alleged breach of the representations and warranties in Sections 3(c) and 3(j) of the Reorganization Agreement and the covenants contained in Sections 5(h) and 5(i) of the Reorganization Agreement, it shall survive without limitation as to time. Any claim for indemnity asserted within the relevant period shall survive until resolved.





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     (b) The WinStar  Parties,  jointly and severally,  shall indemnify and hold harmless the LHC Parties from and against, and shall reimburse the LHC Parties for, any Damages which may be sustained, suffered or incurred by any LHC Party, whether as a result of third-party claims or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of the representations, warranties and covenants of the WinStar Parties contained in the Reorganization Agreement, (ii) the ownership of the Shares after the Closing Date, and (iii) any of the following occurring within the eighteen month period after the Closing Date: (A) the acquisition by WinStar (separately or with one or more of its affiliates (as defined under Regulation D promulgated under the 1933 Act)) of any voting securities of ARTT or options, warrants or securities convertible into or exercisable or exchangeable for voting securities of ARTT (other than the Shares and the Additional ARTT Shares), (B) the making or participation in any manner by WinStar in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission promulgated under the Exchange Act) to vote securities of ARTT or the seeking by WinStar to advise or influence any person or entity with respect to the voting of any voting securities of ARTT, (C) WinStar otherwise seeking representation on the Board of Directors ("Board") of ARTT or to control or influence the management, Board or policies of ARTT, (D) an executive officer or director of WinStar disclosing to any third party any intention, plan or arrangement to effectuate any of the foregoing or (E) WinStar advising, assisting or encouraging any other person in connection with the foregoing, other than Damages sustained, suffered or incurred by a LHC Party as a result of (x) in the case of the foregoing clause
(A), a claim (other than by a WinStar Party or a stockholder of WinStar) that the consideration paid by the WinStar Parties for the Shares is excessive in relation to the consideration paid for such other shares and (y) in the case of any of the foregoing clauses (A) through (E), a breach or alleged breach by any LHC Party (or any affiliate thereof) of any obligation to ARTT arising from activities or agreements of a LHC Party (or any affiliate thereof) prior to the Closing Date; provided that the WinStar Parties shall have no obligation to indemnify the LHC Parties hereunder, or any other liability to the LHC Parties, with respect to a breach of the representations, warranties and covenants in Sections 4(h) or 5(m) of the Reorganization Agreement unless there is also a breach of the covenant in Section 5(n) of the Reorganization Agreement occurring on or before the later of one year from the Closing Date or June 30, 1999 as a result of actions or omissions attributable to the WinStar Parties (for which purpose actions or omissions of the consultant under the JPW Agreement not done at the direction of a WinStar Party will not be attributable to the WinStar Parties). Subject to the proviso of the immediately preceding sentence, this indemnity shall survive the Closing for a period of one year after the Closing Date except that with respect to claims arising (A) as a result of a breach or




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alleged breach of the representations, warranties or covenants in Sections 1(c),
4(f), 4(h), 5(g), 5(m) and 5(n) of the Reorganization Agreement, it shall survive without limitation as to time, and (B) under clause (iii) above, it shall survive for a period of 20 months after the Closing Date. Any claim for indemnity asserted within the relevant period shall survive until resolved.

     (c) If, on the date ("Determination Date") which is the later of one year from the Closing Date or June 30, 1999, the net asset value of the Transferred Accounts (after deducting therefrom all expenses of the WinStar Parties under the JPW Agreement) (the "1999 Asset Value") is less than $900,000, other than as a result of actions or omissions attributable to the WinStar Parties (for which purpose actions or omissions of the consultant under the JPW Agreement not done at the direction of a WinStar Party will not be attributable to the WinStar Parties), the LHC Parties shall reimburse WinLLC2, in cash, in an amount equal to the difference between $900,000 and the 1999 Net Asset Value. Such reimbursement shall be treated as a reduction in the value of the consideration paid by the WinStar Parties for the Shares and the Other Assets. Any claim for payment by the WinStar Parties pursuant to this Paragraph (c) shall be made no later than 30 days after the Determination Date or, if such date is not a business day, the next succeeding business day.

     (d) As security for the payment of amounts which may be due to the WinStar Parties pursuant to the obligations of LHC in Paragraphs (a) and (c) of this Agreement, on the Closing Date LHC shall deliver to Hahn & Hessen LLP, as escrow agent, 139,000 of the WinStar Shares, to be held and disposed of by such escrow agent pursuant to the terms of the Escrow Agreement.

     (e) As used herein, the term "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an indemnified party in any action or proceeding between the indemnified party and the indemnifying party or between the indemnified party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have in arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement. The amount of Damages shall be the amount finally determined by a court of competent jurisdiction (after the exhausting of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a third-party claim, or by the parties, if a direct claim of one party against another.





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     (f) A party required to make an  indemnification  payment  pursuant to this
Agreement ("Indemnifying Party") shall have no liability to make such payment unless the party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty contained in the Reorganization Agreement which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether the claim is a third-party claim or a direct claim of the Indemnified Party against the Indemnifying Party.

     (g) If an Indemnified Party becomes aware of a third-party claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall, with reasonable promptness, notify in writing the Indemnifying Party of such claim, identifying the basis for such claim and the amount or the estimated amount thereof to the extent then determinable which estimate shall not be conclusive of the final amount of such claim (the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designation such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnified Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) included both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends.




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A claim or demand  may not be  settled by any party  without  the prior  written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it. Notwithstanding the foregoing, the Indemnifying Party may settle any third-party claim without the prior written consent of the Indemnified Party if such claim is exclusively for monetary damages.

     (h) If any Indemnified Party shall have a direct claim against any Indemnifying Party hereunder, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

     (i) No Indemnifying Party shall be required to indemnify an Indemnified Party pursuant to this Agreement unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000 and then only to the extent such amounts exceed $50,000 and do not exceed (i) $3,000,000 in the case of a breach of the representations, warranties and covenants of the WinStar Parties in Sections 4(h), 5(m) and 5(n) of the Reorganization Agreement, and
(ii) $8,500,000 in any other case. For purposes of this Paragraph (i), "Indemnified Party" means the LHC Parties collectively or the WinStar Parties collectively, as the case may be. The provisions of this Paragraph (i) shall not apply with respect to a claim for indemnification based on a breach or alleged breach of the covenants of the LHC Parties in Sections 5(h) and 5(i) of the Reorganization Agreement.

     (j) The LHC Parties shall promptly notify WinStar if the Internal Revenue Service examines LHC's or Zimmerman's respective Federal income tax returns in which the transactions contemplated by the Reorganization Agreement are reported as qualifying as a "reorganization" within the meaning of IRC ss.368(a)(1)(C) and shall keep WinStar reasonably and currently informed of the status of any such examination, in each case solely to the extent that it relates to LHC's or Zimmerman's reporting of such transactions as so qualifying.

     (k) The provisions of this Agreement shall be the sole recourse of the parties for Damages with respect to breaches of the representations, warranties and covenants of the parties under the Reorganization Agreement, except in the case of fraud and provided that the parties shall not be precluded from seeking equitable remedies, including without limitation specific performance. If the Reorganization Agreement is terminated prior to the Closing, this Agreement shall also terminate.




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     (l) The provisions of Section 8 of the Reorganization Agreement shall apply to this Agreement as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                WINSTAR COMMUNICATIONS, INC.


                                        /s/ T. R. Graham
                                 By:_________________________________
                                    Name: T. R. Graham
                                    Title: Executive Vice President



                                WINSTAR LHC1 LLC
                                By:      WINSTAR COMMUNICATIONS, INC., Member


                                        /s/ T. R. Graham
                                 By:_________________________________
                                    Name: T. R. Graham
                                    Title: Executive Vice President


                                 WINSTAR LHC2 LLC
                                 By:      WINSTAR COMMUNICATIONS, INC., Member

                                        /s/ T. R. Graham
                                 By:_________________________________
                                    Name: T. R. Graham
                                    Title: Executive Vice President



                                 LANDOVER HOLDINGS CORPORATION


                                        /s/ Laurence S. Zimmerman
                                 By:_________________________________
                                    Name: Laurence S. Zimmerman
                                    Title: President


                                        /s/ Laurence S. Zimmerman
                                   ___________________________________
                                   LAURENCE S. ZIMMERMAN